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                                                                  Exhibit 5.1
                               [MBP LETTERHEAD]


                                 May 9, 1997

Falcon Building Products, Inc.
Two North Riverside Plaza
Suite 1100
Chicago, Illinois 60606

        Re:   Class A Stock, $.01 par value per share
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Ladies and Gentlemen:

     We have acted as counsel to Falcon Building Products, Inc., ("Falcon"), a Delaware corporation (the "Company"), in connection with the public issuance of shares of the Company's Class A stock, $.01 par value per share (the "Class A Stock"), in connection with a proposed merger (the "Merger") of Falcon with FBP Acquisition Corp., Inc., a Delaware corporation ("FBP"). We have also participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-4 (the "Registration Statement") relating to the Class A Stock. In this connection, we have examined such corporate and other records, instruments, certificates and documents as we considered necessary to enable us to express this opinion.

     In rendering the opinion set forth below, we have relied on the description of the transaction as set forth in the Registration Statement, the related Proxy Statement/Prospectus, and in the accompanying exhibits to each of those documents. We have also assumed that the articles of incorporation of Falcon, upon consummation of the Merger, will be substantially in the form set forth in Annex V to the Registration Statement.

     Based on the foregoing, it is our opinion that the Class A Stock was duly authorized for issuance and, upon retention of the Class A Stock by Falcon stockholders in the Merger, will be fully paid and non-assessable.


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Falcon Building Products, Inc.
Page -2-


     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters."

     We are admitted to practice law in the State of Illinois and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

                                            Very truly yours,

                                            /s/ Mayer, Brown & Platt
                                            -----------------------------
                                                MAYER, BROWN & PLATT